Exhibit 10.1

AGREEMENT TO EXTEND EMPLOYMENT AGREEMENT

This Agreement to Extend Employment Agreement is made as of the 29th day of December, 2017 by and between LOURDES A. LEON GUERRERO (“President and CEO”) and BANK OF GUAM (“Bank”);

WITNESSETH:

WHEREAS, President and CEO and the Bank executed an Employment Agreement on May 1, 2013 which Agreement expires on December 31, 2017 (“Agreement”);

WHEREAS, it is in the best interest of the parties to mutually extend the Agreement.

NOW THEREFORE, said Agreement is hereby amended as follows:

Section 2 of the Agreement shall be amended to state that the Agreement shall terminate on April 30, 2018.

Except as otherwise stated herein all other terms and conditions of the Agreement remain unchanged.

Executed at Hagatna, Guam on the date first above written.

BANK OF GUAM

BY:	/s/ Roger P. Crouthamel
An Authorized Representative

LOURDES A LEON GUERRERO

/s/ Lourdes A. Leon Guerrero